UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023 (July 20, 2023)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2023, RBB Bancorp (the “Company”) appointed Mr. Johnny Lee as President and Chief Banking Officer of the Company and the Company’s subsidiary, Royal Business Bank (the “Bank”).

Effective as of July 20, 2023, the Company and the Bank entered into an employment agreement with Mr. Lee (the “Employment Agreement”), the material terms of which are summarized below. Capitalized terms used below but not defined have the meanings set forth in the Employment Agreement.

The Employment Agreement has a term of three (3) years with an automatic renewal for successive one-year periods unless Mr. Lee, on the one hand, or the Company or the Bank (as applicable), on the other hand, provides written notice of nonrenewal at least three months prior to the extension date. The Employment Agreement provides for a minimum base salary of $575,000, subject to periodic adjustment by the Board of Directors, as well as stock options, discretionary bonus, automobile allowance, expense reimbursement, medial insurance coverage, salary continuation and other benefit plans. Mr. Lee also received a signing bonus in the amount of $100,000, which was payable following his June 15, 2023 start date with the Company and the Bank.

In the event that Mr. Lee’s employment is terminated without cause and not otherwise in the event of disability or death, then Mr. Lee will be entitled to receive a severance payment in an amount equal to six months of his then current annual salary. In the event that such termination occurs other than for cause, or as a result of disability or death, Mr. Lee will be entitled to receive severance payment in an amount equal to three months of his annual base salary in effect at the date of such termination, in full and complete satisfaction of any and all rights which Mr. Lee might enjoy under the Employment Agreement other than the right, if any, to exercise any of the awards vested prior to such termination.

If, after the occurrence of a Change in Control, Mr. Lee’s employment is terminated without cause or materially adversely altered (as defined in the Employment Agreement), Mr. Lee will be entitled to receive a severance payment in an amount equal to twelve (12) months of his then current annual salary and continuation of his medical and dental insurance coverage for the earlier of one year or until he finds new employment. Mr. Lee cannot terminate employment for a material adverse alteration in employment status unless he has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence or occurrence of such grounds and the Company or the Bank has had at least (30) days from the date on which such notice is provided to cure such circumstances. If Mr. Lee does not terminate employment for Good Reason within seventy-five (75) days after the first occurrence of the applicable grounds, then he will be deemed to have waived the right to terminate for Good Reason with respect to such grounds. A general release is required to receive severance under the Employment Agreement.

The Employment Agreement provides that, if any payments and benefits to Mr. Lee would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits will be reduced (by the minimum possible amounts) in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code, until no amount payable to Mr. Lee will be subject to the excise tax.

The Employment Agreement contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s or the Bank’s Confidential Information and misappropriating the Company’s or the Bank’s trade secrets. In addition, in the event of termination of the Employment Agreement for any reason, Mr. Lee will be subject to a one-year limited non-solicitation provision related to the non-solicitation of banking business by Mr. Lee of any customer with whom the Bank or a subsidiary bank has done business with within a 50 mile radius of the City of Los Angeles, California,

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference into this Item 5.02

In connection with entry into the Employment Agreement, Mr. Lee also entered into an indemnity agreement with the Company, the form of which was previously filed by the Company as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-219018), initially filed with the Securities and Exchange Commission on June 28, 2017. Pursuant to the terms of the indemnity agreement, the Company is obligated to indemnify its directors and executive officers, including Mr. Lee, and to assume maximum liability for expenses and damages in connection with claims lodged against the Company’s directors and executive officers, including Mr. Lee, for their line of duty decisions and actions, to the fullest extent permissible under the General Corporation Law of the State of California. This description of the indemnity agreement does not purport to be complete and is qualified in its entirety by reference to the indemnity agreement

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description of Exhibits
10.1	Employment Agreement, effective as of July 20, 2023, between RBB Bancorp, Royal Business Bank and Johnny Lee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBB BANCORP (Registrant)

Date: July 24, 2023	By:	/s/ Alex Ko
Alex Ko
Chief Financial Officer